Exhibit 99.2

675 Bering Dr. Suite 400
Houston, Texas 77057
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

 COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — February 28, 2013 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors declared a quarterly dividend of $0.05 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on March 22, 2013 to shareholders of record at the close of business on March 11, 2013.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 87 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.